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                                                                   EXHIBIT 10.2

                              INDIGO SECURITIES LLC
                          780 THIRD AVENUE, 23RD FLOOR
                            NEW YORK, NEW YORK 10017

                                 --------------

                            Telephone (212) 972-0900
                            Facsimile (212) 298-9933

                          AXIOM CAPITAL MANAGEMENT INC.
                                780 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                                                                  March 17, 2005
Mr. Hakan Wretsell
Chief Executive Officer
iCurie Labs Holdings, Ltd.
12 Plumtree Court
London EC4A 4HT United Kingdom

                            PLACEMENT AGENT AGREEMENT

Dear Mr. Wretsell:

      The undersigned, iCurie Labs Holdings, Ltd. (the "Company"), hereby agrees with IndiGo Securities LLC ("IndiGo") and Axiom Capital Management Inc. ("Axiom" and, severally with IndiGo, the "Placement Agent") as follows:

1.  Offering

      A. The Company hereby engages the Placement Agent to act as its exclusive agent in connection with:

      (i) the sale by the Company (the "Note Placement") of $500,000 of the Company's Secured Convertible Promissory Notes (the "Company Notes" or the "Notes"). The Notes shall be offered together with Company common stock warrants (the "Warrants" and, together with the Notes, the "Securities") on terms as outlined in the Securities Purchase Agreement attached hereto as Exhibit A.

      (ii) subject to and following the consummation of the Note Placement, the sale (the "Equity Placement") of $10 million (the "Minimum Equity Amount") to $20 million (the "Maximum Equity Amount") of Series A Convertible Preferred Stock (the "Series A Preferred") of the Company or a U.S. publicly-traded corporation acquiring substantially all of the stock of the Company ("Pubco"), subject to the satisfaction of certain customary closing conditions and the concurrent closing of the acquisition of the Company by Pubco (the "Merger"). Each of the Note Placement and the Equity Placement shall be conducted as a private placement to be made pursuant to the exemption afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Rule 506 of Regulation D promulgated thereunder, as well as applicable state laws.

      B. The Note Placement will be coordinated with, and conditioned upon:

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      (i)   the execution of acceptable definitive documentation including,
            Notes, a Security Agreement, Warrants and a Securities Purchase Agreement containing customary representations and warranties by the Company.

      C.    The Equity Placement shall be conditioned upon:

      (i)   the prior closing of the Note Placement,

      (ii)  the contemporaneous closing of Pubco's acquisition of the Company,

      (iii) completion of customary legal documentation reasonably satisfactory to the Placement Agent, and

      (iv)  satisfactory completion of due diligence by the Placement Agent.

      D. The closings will be held at the Company's offices, or the offices of counsel to the Company, or as otherwise agreed by the parties, where the proceeds of such accepted offers will be delivered to the Company or its Placement Agent against delivery by the Company of certificates representing the Securities or the Series A Preferred, for delivery to the purchasers, and payment to the Placement Agent of its expenses and other compensation due hereunder including, without limitation, legal fees of the Placement Agent's counsel including disbursements incurred. The initial closing for the Note Placement is anticipated to take place on March 17, 2005. After the initial closing, additional closings will take place at such reasonable times as specified by the Company and the Placement Agent, after additional proceeds of the respective offerings are received.

      E. The Note Placement shall terminate on the earlier of:

      (i) the date on which all the Securities have been sold; or

      (ii) March 31, 2005, unless extended for an additional period of up to 30 days by agreement of the Company and the Placement Agent (the "Note Offering Period").

      F. The Equity Placement and the Placement Agent's exclusivity granted under section 1.A. shall terminate on the earlier of:

      (i) the date on which all applicable shares of Series A Preferred have been sold; or

      (ii) April 30, 2005 (such period, the "Equity Offering Period" and, together with the Note Offering Period, the "Offering Periods").

2.  Subscriptions and Disbursements of Proceeds

      A. During the Equity Offering Period, the Series A Preferred, as applicable will be offered by the Company, with the assistance of the Placement Agent, by means of an offering memorandum (the "Offering Memorandum") to be prepared by the Company and the Placement Agent, inclusive of customary subscription documents (the "Subscription Documents"), which shall be delivered to each potential investor. The minimum subscription investment for the Series A Preferred shall be $25,000. The Securities and Series A Preferred will be sold only to Accredited Investors as that term is defined in Regulation D of the Act.

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      B. The Placement Agent shall only be obligated to assist the Company with the sale of Securities and Series A Preferred on a "best efforts" basis as described above.

      C. Each of the Company and the Placement Agent reserves the right to reject any subscriber in its respective sole discretion, provided that the Company's approval of a subscriber shall not be unreasonably withheld.

      D. The Company and the Placement Agent may have multiple Closings, as they may agree. Unless subscriptions for the Minimum Amount and the Minimum Equity Amount are received during their respective Offering Periods, the applicable private placement of Securities or Series A Preferred will be terminated and all subscribers' funds will be refunded without interest or deduction.

      E. All funds of subscribers in the Equity Placement shall be placed in a non-interest bearing bank escrow account subject to the terms of an escrow agreement, with an escrow agent acceptable to the Placement Agent, to comply with Rule 15c2-4 of the Securities Exchange Act of 1934 (the "Exchange Act").

      F. The Company will cause to be prepared subscription documents to comply with the requirements of Section 4(2) of the Act and with Regulation D thereunder, all in form and substance to the satisfaction of the Placement Agent.

3.  Further Agreements of the Company

      The Company agrees, at its expense and without any expense to the Placement Agent, as follows:

      A. As soon as the Company is either informed or becomes aware thereof, to advise the Placement Agent of any material adverse change in the Company's financial condition, business prospects, or of any development materially affecting the Company or rendering untrue or misleading any material statement in the Offering Memorandum.

      B. To provide the Placement Agent with a copy of all documents, reports and information as may be reasonably requested by the Placement Agent in connection with the Offering Memorandum, or the Company's business plans or prospects.

      C. To apply the proceeds of the Note Placement and Equity Placement in accordance with the terms of the Note Purchase Agreement or as otherwise mutually agreed to between the Company and the Placement Agent.

      D. To provide the Placement Agent with a copy of a list of stockholders, as requested.

      E. To provide the Placement Agent with as many copies of the Offering Memorandum, and amendments thereof, as the Placement Agent may reasonably request.

4.  Commissions, Agreements and Expenses

      A. Cash Fee.

      (i) At each closing of Securities or Series A Preferred, the Placement Agent will earn a cash fee (the "Cash Fee") equal to 10.0% percent of the aggregate purchase price of the Securities or Series A Preferred sold at such closing (provided that, in the case of the Series A Preferred, the proceeds received for

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            such stock shall exclude amounts received for Notes converted into
            Series A Preferred).

      (ii) In the case of sales of Series A Preferred, 100% of the Cash Fee will be payable to the Placement Agent at the time the proceeds from the sale of such stock are received by the Company.

      (iii) All fees for the Note Placement will be accrued and paid, along with the remaining 30% of the Placement Agents' cash fee accrued in connection with the initial note placement into Hansen Gray & Company, Inc. (the "Initial Bridge"), upon the closing of a Qualified Equity Financing (as defined below).

      (iv) For purposes of this agreement, a "Qualified Equity Financing" is defined as the sale for cash by the Company or Newco of (i) equity securities generating aggregate gross proceeds of at least $10 million (including the proceeds from the Notes which shall be converted in such offering) pursuant to the terms set forth in Exhibit B or (ii) if the funding described in clause (i) has not been consummated by conclusion of the Equity Offering Period, equity securities generating aggregate gross proceeds of at least $6 million (excluding the proceeds from the Secured Notes).

      B. The Company shall deliver to the Placement Agent or its designees a warrant agreement in the form of Exhibit C (the "PA Common Stock Warrant") exercisable for a number of common shares equal to (i) the aggregate Section 4.A. Cash Fee attributable to the sale or exercise of Securities plus (ii) the $250,000 cash fee attributable the sale of Hansen Gray & Company, Inc. securities in the initial $2,500,000 bridge round, divided by the conversion (or exchange) price per share of the Notes on the earlier to occur of the following:
(i) a Qualified Equity Financing; or (ii) April 30, 2005.

      C. At the final closing of Series A Preferred, the Company shall deliver to the Placement Agent or its designees a warrant agreement (the "PA Series A Preferred Warrant" and, together with the PA Common Stock Warrant, the "Agent Warrants") granting the Placement Agent the right to purchase a number of shares of the Company's Series A Preferred stock equal to Cash Fee payable under
Section 4A(ii) divided by the original purchase price per share of the Series A Preferred sold to investors in the Equity Placement. The Placement Agent shall be entitled to the same registration rights with respect to the shares underlying the Agent Warrants as the registration rights received by investors in the Qualified Equity Financing, if any.

      D. The Placement Agent and its affiliates and counsel shall have the right to purchase Securities and Series A Preferred in the Note Placement and the Equity Placement net of cash commissions and the Placement Agent shall receive its pro rata share of the Agent Warrants in connection with any such investment; provided that (i) the Company's issuance of such Agent Warrants will be the same as and have the same economic effect to the Company as if the such Series A Preferred were purchased by a third party investor, and (ii) the purchase of such Securities and Series A Preferred by the Placement Agent will not cause the Company to exceed its Maximum Amount or Maximum Equity Amount and is not an exercise of the Placement Agent's over allotment option in 1A(ii)(b).

      E. The Company will furnish at its expense such quantities of the offering documents and instruments as the Placement Agent may reasonably request. In addition, the Company will pay for all Blue Sky filing fees, counsel fees and disbursements with respect to Blue Sky qualification. All required Blue Sky filings and federal securities law filings shall be prepared by counsel to the Company.

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      F. If, at any time up to and including the final closing of a sale of
Securities or Series A Preferred, or the termination of this Agreement by the Company (whichever is earlier), or within the 6 month period after the termination of this Agreement by the Company, the Company or any of its affiliates conducts a private placement of securities to any investor whom the Placement Agent introduced to the Company, the Company will pay the Placement Agent the Section 4.A. cash fee and PA Common Stock Warrant with respect to such sale, calculated in accordance with the preceding paragraphs A. and B.

      G. In addition to the Cash Fee and Agent Warrants, the Company shall pay all reasonable expenses incurred by the Placement Agent in connection with the Note Placement and Equity Placement, including, without limitation, reasonable attorneys fees and expenses (including reasonable attorneys fees and expenses related to the formation of a Delaware limited liability company to be used as a bridge financing vehicle in connection with the Note Placement). Notwithstanding the foregoing, the expenses incurred by the Placement Agent in connection with the Note Placement for which it may seek reimbursement shall be limited as follows: (i) at the closing of the Note Placement, the Company shall pay to the Placement Agent $25,000 in cash, and any remaining expenses of the Placement Agent in connection with the Note Placement which are unpaid shall accrue and become payable upon the closing of the Equity Placement, subject to the limitations of clause (ii) of this paragraph G; and (ii) at the closing of the Equity Placement, the Company shall pay to the Placement Agent an amount up to $195,000 in cash as reimbursement in full for any and all unpaid expenses incurred by the Placement Agent, including but not limited to all legal fees and expenses incurred by counsel to the Placement Agent, in connection with the Note Placement and the Equity Placement. Notwithstanding the foregoing, if the Equity Placement is not consummated on or prior to April 30, 2005 (or such later date as the Company may, in its sole discretion determine), the Company shall reimburse the Placement Agent for its out-of pocket expenses incurred in connection with the Note Placement and the Equity Placement, including but not limited to all legal fees and expenses incurred by counsel to the Placement Agent, up to an amount equal to $100,000, plus the amount set forth in clause
(i) above.

5.  Representations, Warranties and Covenants of the Placement Agent

      A. Each Placement Agent has the necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

      B. Axiom is a corporation duly organized and validly existing under the laws of the State of Delaware; the execution and delivery by Axiom of this Agreement and the consummation of the transactions herein contemplated will not result in any violation of, or be in conflict with, or constitute a default under, any material agreement or instrument to which Axiom is a party or by which Axiom or its properties are bound or any judgment, decree, order or, to Axiom's knowledge, any material statute, rule or regulation applicable to it. Indigo is a limited liability company duly organized and validly existing under the laws of the State of Delaware; the execution and delivery by Indigo of this Agreement and the consummation of the transactions herein contemplated will not result in any violation of, or be in conflict with, or constitute a default under, any material agreement or instrument to which Indigo is a party or by which Indigo or its properties are bound or any judgment, decree, order or, to the Indigo's knowledge, any material statute, rule or regulation applicable to it.

      C. The information contained in the Offering Memorandum relating to each Placement Agent is complete and correct and does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements thereto, in light of the circumstances under which they were made, not misleading.

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      D. The Placement Agent will deliver, or will obtain the agreement of selected dealers that they will deliver, to each purchaser, prior to any submission by such persons of a written offer to purchase any Securities or Series A Preferred, a copy of the Offering Memorandum, as it may have been most recently amended or supplemented by the Company.

      E. Upon receipt of executed Subscription Documents and the payments representing subscriptions for such Securities or Series A Preferred, the Placement Agent will promptly forward copies of the Subscription Documents to the Company and shall forward all payments for such Securities or Series A Preferred to the Escrow Agent.

      F. The Placement Agent will not deliver the Offering Memorandum to any person it does not reasonably believe to be an Accredited Investor as defined in Regulation D.

      G. The Placement Agent will not take any action that it reasonably believes would cause the Offering to violate the provisions of Regulation D or the Act. Without limiting the generality of the foregoing, the Placement Agent expressly agrees that neither it nor any of its officers, directors, employees, agents or representatives will (i) sell, make any offer to sell, engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act), or (ii) market or publicize the Equity Placement in a manner inconsistent with applicable U.S. federal securities laws and applicable state "blue sky" laws. The Placement Agent hereby represents and warrants to the Company that neither the Placement Agent nor any of its officers, directors, employees, agents or representatives has, as of the date hereof, sold, made any offers to sell, engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) or otherwise marketed or publicized the Equity Placement in any manner which is inconsistent with applicable U.S. federal securities laws and applicable state "blue sky" laws.

      H. The Placement Agent shall have no obligation to insure that (a) any check, note, draft or other means of payment for any Notes will be honored, paid or enforceable against the subscriber in accordance with its terms or (b) subject to the performance of the Placement Agent's obligations and the accuracy of the Placement Agent's representations and warranties hereunder, the Offering is exempt from the registration requirements of the Act or any applicable state or foreign "blue sky" law.

      I. Nothing contained herein shall be deemed to constitute a representation or warranty by the Placement Agent with respect to the Company's compliance with the provisions of Regulation D or the Act.

      J. Each Placement Agent is a member of the National Association of Securities Dealers, Inc. (the "NASD") and is duly permitted under NASD rules and regulations to act in its capacity recited herein.

6.  Representations, Warranties and Covenants of the Company

      The Company hereby makes the representations and warranties set forth below to the Placement Agent as of the date hereof. The Company and the Placement Agent hereby agree that the Company shall have the right to provide exceptions to the representations and warranties set forth below consented to by Placement Agent in its reasonable discretion within seven (7) business days of the Closing Date, notwithstanding the failure to use the phrase "Except as set for on Schedule ___" or any similar phrase, in any of the representations and warranties set forth below. The Company and the Placement Agent agree that such exceptions shall be deemed to be valid exceptions to the representations and warranties set forth below as of the date hereof as if given on the date hereof, and on the Closing Date, and the Placement

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Agent shall accept, without comment or modification, such exceptions (such exceptions collectively, the "Disclosure Schedules"), and such exceptions shall become part of this Agreement.

      For the purposes of this Agreement, the term "material adverse effect" means any adverse effect on the business, operations, properties, prospects or financial condition of the Company and its subsidiaries and which is (either alone or together with all other adverse effects) material to the Company and its subsidiaries taken as a whole. For purposes of this Agreement, the terms "knowledge of the Company" or "Company's knowledge" or similar words and phrases shall mean the actual knowledge, without due inquiry, of any of the following executive officers of the Company: (i) President and Chief Executive Officer; Chief Operating Officer and Chief Financial Officer.

      Except as may be disclosed on the Disclosure Schedules, the Company makes the following representations and warranties to the Purchaser:

      A. This Agreement has been duly and validly authorized by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms. The Securities, Series A Preferred Shares and Agent Warrants to be issued and sold by the Company pursuant to the Offering Memorandum and this Agreement will be duly authorized and, when issued and paid for in accordance with the Offering Memorandum and this Agreement will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability solely by reason of being such holders; neither the Securities nor the Series A Preferred Shares are or will be subject to any preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issuance and sale of the common stock underlying the Notes, Warrants and Agent Warrants will be duly and validly taken by the Company.

      B. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto; the holders thereof have no preemptive rights and are not subject to personal liability solely by reason of being such holders; and none of such securities were issued in violation of any preemptive rights of any holders of any security of the Company.

      C. The Company has good and marketable title to, or valid and enforceable leasehold interests in, all material items of real and personal property to be disclosed in the Offering Memorandum as, or to be, owned or leased by it, free and clear of all liens, encumbrances, claims, security interests and defects of any nature whatsoever, other than those to be set forth in the Offering Memorandum and liens for taxes not yet due and payable. The Company owns or leases all such properties as are necessary to its operations as shall be described in the Offering Memorandum.

      D. There is no litigation or governmental proceeding ongoing, pending or, to the knowledge of the Company, threatened against or involving the properties or business of the Company, except as shall be set forth in the Offering Memorandum. The Company is not subject to any judgment, order, writ, injunction or decree of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that has a material adverse effect.

      E. The Company's financial statements to be included in the Offering Memorandum will fairly represent the financial position and the results of operations of the Company at the dates and for the periods to which they apply.

      F. The Company is duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation. The Company is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing and where failure to so qualify would have a material adverse effect on the Company. The Company has all requisite corporate power and authority, and all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, to own or lease its properties and conduct its businesses as shall be described in the Offering Memorandum and the Company is doing business in compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all Federal, state, local and applicable foreign laws, rules and regulations concerning the business in which it is engaged except where the failure so to do business in compliance would not have a materially adverse impact on the business of the Company. The disclosures in the Offering Memorandum concerning the effects of federal, state, local and applicable foreign regulation on the business of the Company as currently conducted and as contemplated will be correct in all material respects and will not omit to state a material fact. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection herewith have been obtained or will have been obtained prior to the execution of this Agreement. No consent, authorization or order of, and no filing with, any domestic court, government agency or other body is required by the Company for the issuance of the Series A Preferred pursuant to the Offering Memorandum or this Agreement except with respect to applicable federal and state securities laws. Since its inception, the Company has not incurred any liability arising under or as a result of the application of the provisions of the Act, the Exchange Act or the rules and regulations thereunder.

      G. There has been no material adverse change in the condition or prospects for commercialization of the Company, financial or otherwise, from that on the latest dates as of which such condition or prospects, respectively, will be set forth in the Offering Memorandum and the outstanding debt, the property and the business of the Company will conform in all material respects to the descriptions thereof to be contained in the Offering Memorandum.

      H. The Company is not in violation of its Articles of Incorporation, By-Laws or similar organizational documents and instruments. Neither the execution and delivery of this Agreement nor the issue and sale of the Notes or the Series A Preferred, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof, conflicts with, or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money or any other agreement or instrument to which the Company may be bound or in which any of the property or assets of the Company is subject except where such lien, charge or encumbrance, singly or in the aggregate, would not have a material adverse effect on the financial condition or business of the Company and such lien, charge or encumbrance would have no effect on ability the Company has to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; nor will such action result in any violation of the provisions of the Articles of Incorporation, By-Laws or similar organizational documents or instruments of the Company, assuming due performance by the Placement Agent of its obligations hereunder, any statute or any order, rule or regulation applicable to the Company of any court or of any federal, state or other regulatory authority or other government body (domestic or foreign) having jurisdiction over the Company.

      I. The Series A Preferred shares and the Subscription Documents will conform in all material respects to all statements in relation thereto to be contained in the Offering Memorandum.

      J. Except as shall be set forth in the Offering Memorandum, there are no claims for services in the nature of a finder's or origination fee with respect to the sale of the Securities or Series A Preferred hereunder.

      K. The Company owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses necessary to conduct its business (including, without limitation, any such licenses or rights to be described in the Offering Memorandum as being owned or possessed by the Company), and there is no claim or action by any person pertaining to, or proceeding, pending or threatened, which challenges the exclusive rights of the Company with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of the business of the Company (including, without limitation, any such licenses or rights to be described in the Offering Memorandum as being owned or possessed by the Company). To the Company's knowledge, the Company's current products, services and processes do not infringe on the patents or other intellectual property rights of third parties.

      L. Except as otherwise to be set forth in the Offering Memorandum, the Company is not under any obligation to pay royalties or fees of any kind whatsoever to any third party with respect to technology it has developed, uses, licenses, employs or intends to use, license or employ, except where the default of any such obligation would not have a material adverse effect on the financial condition or business of the Company.

      M. Assuming (i) the representations and warranties of the Placement Agent contained herein and of the subscribers for Series A Preferred as contained in the subscription documents are true and correct, and (ii) the lawful performance by the Placement Agent of its obligations hereunder, the offer and sale of the Securities and Series A Preferred will comply in all material respects with the requirements of Rule 506 of Regulation D of the Act and any other applicable Federal laws, rules, regulations and executive orders. The Offering Memorandum and related documents will conform in all material respects with the requirements of Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, and all other published rules and regulations of the Securities and Exchange Commission and state blue sky securities laws relating to "private offerings". Neither the Offering Memorandum nor any amendment or supplement thereto nor any documents will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances under which they were made, not misleading. All statements of material facts in the Offering Memorandum will be true and correct as of the date of the Offering Memorandum and will be true and correct on each closing date. The Company is not disqualified from the exemption under Regulation D by virtue of the disqualifications contained in Rule 505(b)(2)(iii) or Rule 507 promulgated thereunder.

      N. The Company will use the proceeds from the sale of the Series A Preferred in the manner described in the Offering Memorandum.

      O. All taxes which are due and payable from the Company have been paid in full and the Company does not have any material tax deficiency or claim outstanding assessed or proposed against it. For purposes of this agreement, the term "material" shall mean in an aggregate amount of $25,000 or more.

      P. Neither the Company nor any of its respective officers, employees or agents, nor any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or other person who is or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which (a) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding which would have a materially adverse effect on the financial condition and business of the Company, (b) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements to be contained in the Offering Memorandum, or (c) if not continued in the future, might adversely affect in the future, the assets, business, operations or prospects of the Company.

      Q. Prior to the initial closing, the Company will have an authorized capitalization as follows: 100,000,000 shares of Common Stock, of which no more than 10,000,000 shares will be issued and outstanding (the "Common Stock"). All shares of Common Stock currently outstanding are, and all shares issued pursuant to this Agreement will be upon issuance, validly issued, fully paid and non-assessable. Except as provided in Securities Purchase Agreement, as modified by the disclosure schedules attached or to be attached thereto, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company. Except as provided in Securities Purchase Agreement, as modified by the disclosure schedules attached or to be attached thereto, there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Act. Except as provided in Securities Purchase Agreement, there are no outstanding securities of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities or the Series A Preferred that shall not have been waived prior to the Closing. The Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. All prior sales of securities of the Company were either registered under the 1933 Act and applicable state securities laws or exempt from such registration, and, to the knowledge of the Company, no security holder has any rescission rights with respect thereto.

      R. Other than iCurie Korea and Qool Innovations, Inc, the Company has no subsidiaries, and the Company does not own, directly or indirectly, any capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity.

      S. Since March 11, 2005, except with respect to matters of which the Company has notified the Placement Agent in writing or publicly disclosed and other than as set forth in Schedule 6S to this Agreement, the Company has not
(i) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business and consistent with past practices, (ii) made or suffered any changes in its contingent obligations by way of guaranty, endorsement (other than the endorsement of checks for deposit in the usual and ordinary course of business), indemnity, warranty or otherwise, (iii) discharged or satisfied any liens or paid any obligation or liability other than current liabilities shown on the balance sheet dated as of March 2005, and current liabilities incurred since the date of the balance sheet dated as of March 2005, in each case in the usual and ordinary course of business and consistent with past practices, (iv) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (v) sold, transferred or leased any of its assets except in the usual and ordinary course of business and consistent with past practices, (vi) cancelled or compromised any debt or claim, or waived or released any right, of material value, (vii) suffered any physical damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, business or prospects of the Company, (viii) entered into any transaction other than in the usual and ordinary course of business except for this Agreement, the other transaction documents and the related agreements referred to herein and therein, (ix) encountered any labor difficulties or labor union organizing activities, (x) made or granted any wage or salary increase or entered into any employment agreement, (xi) issued or sold any shares of capital stock or other securities or granted any options with respect thereto, or modified any equity security of the Company, (xii) declared or paid any dividends on or made any other distributions with respect to, or purchased or redeemed, any of its outstanding equity securities, (xiii) suffered or experienced any change in, or condition affecting, its condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business and consistent with past practices, (xiv) made any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates theretofore adopted, or (xv) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

      The Company has not received notice of any violation of or noncompliance with any laws, ordinances, regulations and orders applicable to its business that would have a material adverse effect and that has not been cured.

      T. When certificates representing the Notes, the Series A Preferred shares and the Warrants have been duly delivered to the purchasers participating in the Offering and payment shall have been made therefor, the several purchasers shall receive from the Company good and marketable title to such securities free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising through the acts or omissions of the purchasers and except as arising from applicable federal and state securities laws), and the Company shall have paid all taxes, if any, in respect of the original issuance thereof.

      U. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the state of its incorporation which is or could become applicable to a subscriber as a result of the transactions contemplated by this Agreement, including without limitation, the Company's issuance of the Securities and Series A Preferred and the subscriber's ownership of the Securities or Series A Preferred. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of common stock or a change in control of the Company.

      V. No person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings by the Company.

      W. Except as contemplated by this Agreement, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Offering Memorandum. Except as otherwise to be provided in the Offering Memorandum, all consents, authorizations, orders, filings and registrations that the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the foregoing.

      X None of the Company, any of its affiliates, and any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Securities or the Series A Preferred.

      Y. None of the Company, any of its affiliates, or any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities or Series A Preferred under the Act or cause the Offering to be integrated with prior offerings by the Company for purposes of the Act or any applicable stockholder approval provisions, including without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its affiliates and any person acting on its behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities or Series A Preferred under the Act or cause the Offering to be integrated with other offerings.

7.  Additional Agreements

      A. The Placement Agent shall have the right to send a representative to attend and observe (but not vote at) all meetings of the Company Board of Directors and shall be entitled to receive notice of such meetings and all materials distributed by the Company to Board members in the same manner and within the same periods of time as the members of the Board of Directors.

8.  Indemnification

      A. The Company shall, and shall cause Pubco (assuming the Merger is completed) to, indemnify and hold harmless the Placement Agent, its employees and representatives and each person who controls the Placement Agent within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities arise out of, or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Company's material breach of any representation, warranty or covenant of this Agreement, (iii) the Company's material breach of any of the subscription documents in connection with the Note Placement or Equity Placement, or (iv) oral statements made by the Company or its representatives other than the Placement Agent, except to the extent any losses, claims, damages, liabilities or actions arise out of: (i) any such statement or omission relating to any information furnished in writing by or on behalf of the Placement Agent to the Company and Pubco specifically for use in connection with the preparation of the Offering Memorandum, or the omission of any statement or information as a result of the failure of the Placement Agent to provide any such information; or (ii) any failure by the Placement Agent to conduct the Note Placement or the Equity Placement in accordance with the registration exemption provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Without limiting the generality of the foregoing, in connection with such indemnification the Company shall reimburse persons indemnified as above for any reasonable legal or other expense (including the cost of any investigation and preparation) incurred by them in connection with any litigation whether or not resulting in any liability, provided, however, that the indemnity agreement contained in this Section 8.A. shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Company. The Placement Agent agrees within ten days after the receipt by it of written notice of the commencement of any action against it or against any person controlling it as aforesaid, in respect of which indemnity may be sought from the

Company on account of the indemnity agreement contained in this Section 8.A., to notify the Company in writing of the commencement thereof. The omission of the Placement Agent so to notify the Company of any such action shall relieve the Company from any liability which it may have to the Placement Agent or any person controlling it as aforesaid on account of the indemnity agreement contained in this subsection. In case any such action shall be brought against the Placement Agent or any such controlling person and the Placement Agent shall notify the Company of the commencement thereof, the Company shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Placement Agent or such controlling person or persons, defendant or defendants in the litigation; provided, that the Company shall not be required to pay for more than one firm of counsel for all indemnified parties, which firm shall be designated by the Placement Agent. The Company agrees to notify the Placement Agent promptly of the commencement of any litigation or proceeding against it or in connection with the issue and sale of any of its securities and to furnish to the Placement Agent, at its request, copies of all pleadings therein and permit the Placement Agent to be an observer therein and apprise the Placement Agent of all developments therein, all at the Company's expense.

      B. The Placement Agent agrees, in the same manner and to the same extent as set forth in Section 8.A. of this Agreement, to indemnify and hold harmless the Company and Pubco (assuming the Merger is completed) and each person, if any, who controls the Company and Pubco within the meaning of Section 15 of the Act, in respect of any losses, claims, damages, or liabilities arising out of, or based upon, (i) any statement or omission relating to any information furnished in writing by or on behalf of the Placement Agent to the Company and Pubco specifically for use in connection with the preparation of the Offering Memorandum, (ii) any act or omission of the Placement Agent which constitutes willful misconduct or gross negligence The Placement Agent shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without its consent. In case of commencement of any action, in respect of which indemnity may be sought from the Placement Agent on account of the indemnity agreement contained in this Section 8.B., each person agreed to be indemnified by the Placement Agent shall have the same obligation to notify the Placement Agent as the Placement Agent has toward the Company in Section 8.A. of this Agreement, subject to the same potential loss of indemnity in the event such notice is not given, and the Placement Agent shall have the same right to participate in (and to the extent that it shall wish, to direct) the defense of such action at its own expense, but such defense shall be conducted by one firm of counsel of recognized standing and satisfactory to the Company. The Company agrees to notify the Placement Agent promptly of the commencement of any litigation or proceeding against it or against any such controlling person, of which it may be advised, in connection with the issue and sale of any of the securities of the Company, and to furnish the Company at its request copies of all pleadings therein and permit the Company to be an observer therein and apprise it of all developments therein, all at the Placement Agent's expense.

      C. The respective indemnity agreements between the Placement Agent and the Company contained in Sections 8.A. and 8.B. of this Agreement, and the representations and warranties of the Company set forth elsewhere in this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or by or on behalf of any controlling person of the Placement Agent or the Company any controlling person of the Company, shall survive the delivery of the Securities and Series A Preferred. Any successor of the Company and the Placement Agent or of any controlling person of the Placement Agent, as the case may be, shall be entitled to the benefits of the respective indemnity agreements.

      D. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this
Section 8 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of any such person in circumstances for which indemnification is provided under this
Section 8, then, and in each such case, the Company and the Placement Agent shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportions so that the Placement Agent is responsible for the proportion that the fees provided for herein bear to the purchase price of the Securities or Series A Preferred, as applicable, and the Company is responsible for the remaining portion; provided, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      E. Within ten days after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party, in writing, of the commencement thereof, but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party so notifies a contributing party or his or its Placement Agent of the commencement thereof within the aforesaid ten days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in Section 8 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

9.  Payment of Offering Expenses

      The Company hereby agrees to bear all of its expenses in connection with the Note Placement and the Equity Placement, including, but not limited to, the following: filing fees, bank escrow fees, all fees associated with the formation of iCurie Bridge Financing, LLC, printing and duplicating costs, advertisements, postage and mailing expenses with respect to the transmission of offering material, informational meeting costs, registrar and transfer agent fees, the Company's counsel and accounting fees, issue and transfer taxes, if any, and any Blue Sky counsel fees. In this connection, Blue Sky applications for registration of the Notes or exemption therefrom shall be made in such states and jurisdictions as shall be reasonably requested by the Placement Agent provided that such states and jurisdictions do not require the Company to qualify as a foreign corporation or to file a general consent to service of process.

10.  Closing

      A. On the closing date for the Note Placement and on each closing date of the Equity Placement, the Placement Agent shall receive the opinion of either the Company's General Counsel or the Company's Securities Counsel, in form and substance reasonably satisfactory to counsel for the Placement Agent.

      B. On or prior to each closing date, the Placement Agent and its counsel shall have been furnished such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to review or pass upon the matters referred to in subparagraph A of this Paragraph 9, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

      C. On and prior to each closing date, (i) there shall have been no material adverse change or development involving a prospective change in the condition or prospects or the business activities, financial or otherwise, of the Company, from the latest dates as of which such condition is set forth in the Offering Memorandum; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Offering Memorandum which is material to the Company which has not been disclosed to the Placement Agent in writing; (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness; (iv) no assets of the Company shall have been pledged or mortgaged, except as indicated or contemplated in the Offering Memorandum; and (v) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or affecting any of its respective properties or businesses before or by any court of federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding could materially adversely affect the business operations, prospects, financial condition or income of the Company, except as set forth in the Offering Memorandum.

      D. At each closing, the Placement Agent shall have received a certificate of the Company signed by its President and by its Chief Financial Officer, dated as of the applicable closing date, to the effect that the conditions set forth in subparagraph C above have been satisfied and that, as of such closing date, the representations and warranties of the Company set forth herein are true and correct.

      E. The Company's obligation to deliver the Securities and the Series a Preferred shares shall be subject to the following conditions:

            1. transfer to and receipt by the Company by wire or certified bank check of same day or next day funds of the amount of the purchase price for the applicable securities being purchased by the subscribers; and

            2. the delivery to the Company of the Subscription Documents duly executed by such subscribers.

11. Termination

      The Company may terminate the Note Placement or Equity Placement in its sole discretion prior to any closing hereunder. In the event that the Company determines to terminate either the Note Placement or the Equity Placement (or both) from and after the date hereof through the end of the Equity Offering Period for any reason other than the Placement Agent's material breach of the terms of this Agreement, the Company shall immediately pay to the Placement Agent the amount due as set forth in Section 4 hereof.

12.  Miscellaneous

      A. All covenants, warranties and representations herein contained shall survive the Closing Date and execution of this Agreement, and any investigation made by the party relying upon such warranty and/or representation.

      B. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all which shall be deemed to be one and the same instrument.

      C. Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed effective when either deposited in the United States mail, registered return receipt requested, when received if personally delivered, or when sent by overnight courier, addressed as follows:

To the Placement Agent:             Indigo Securities LLC
                                    780 Third Avenue
                                    Suite 2302
                                    New York, NY  10017
                                    Attention:  Eric Brachfeld

                                    Axiom Capital Management, Inc.
                                    780 Third Avenue
                                    New York, NY  10017
                                    Attention: Mark Martino

With a copy to:                     Wollmuth Maher & Deutsch LLP
                                    500 Fifth Avenue
                                    New York, NY 10110
                                    Attention:  Rory M. Deutsch, Esq.

To the Company:                     iCurie Lab Holdings, Ltd.
                                    12 Plumtree Court
                                    London
                                    EC4A4HT
                                    Attention:  Hakan Wretsell

With a copy to:                     Greenberg Traurig, LLP
                                    200 Park Avenue
                                    New York, NY 10166
                                    Attention:  Kenneth Zuckerbrot, Esq.

or to such other address of which written notice is given to the other party.

      D. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflicts of laws.

      E. The parties hereto irrevocably submit to the jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Agreement. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. Each party hereto agrees that the service of process upon it mailed by certified or registered mail, postage prepaid and return receipt requested (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect a party's right to serve process in any other manner permitted by law. Each party agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

      F. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

      G. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

13. Right of First Refusal.

      The Placement Agent shall have a one year right of first refusal to act in a capacity similar to the capacity in which it is acting under this Agreement as Placement Agent of the Company for any private offering or sale of the securities of the Company or any successor to the Company with proceeds of up to $20,000,000 and reasonable participation rights with respect to any private offering or sale of the securities of the Company or any successor to the Company with proceeds over $20,000,000.

      IN WITNESS WHEREOF, the parties have hereto executed this Agreement as of the 17th day of March, 2005.

INDIGO SECURITIES LLC

By: /s/ Eric Brachfeld
    ------------------
    Eric Brachfeld, Managing Partner

AXIOM CAPITAL MANAGEMENT, INC.

By: /s/ Mark Martino
    ----------------
    Mark Martino, Managing Director

ICURIE LABS HOLDINGS, LTD.

By: /s/ Hakan Wretsell
    ------------------
    Hakan Wretsell, Chief Executive Officer